Exhibit 10.6

Salesforce, Inc. Salesforce Tower 415 Mission Street, 3rd Floor San Francisco, CA 94105
Notice of Grant of Restricted Stock Units and Terms and Conditions of Restricted Stock Units (together, with the exhibits and appendices thereto, the “Agreement”)

NAME:
ADDRESS:

AWARD NUMBER:
PLAN:    2014 Inducement Equity Incentive Plan EMPLOYEE ID:
Grant Date:
Award Type:    Restricted Stock Units
Total Shares Granted:
Vest Commencement

Effective on the grant date indicated above (the “Grant Date”), you have been granted an award of restricted stock units over the number of shares specified above (the “Award”). These units are restricted until the vest date(s), at which time you will receive shares of Salesforce, Inc. (the “Company”) common stock. This Award is intended as a material inducement to your becoming an Employee.

Vesting Schedule: Subject to any acceleration provisions contained in the Plan:

The Award granted hereunder (including the Vesting Schedule above) is subject to the terms and conditions of any change of control, offer, retention and/or other agreement entered into between you and the Company (whether entered into before, on or after the Grant Date).

By signifying my acceptance below (either by my electronic signature or acceptance or by my written signature), I agree that the Award is granted under and governed by the terms and conditions of the 2014 Inducement Equity Incentive Plan (the “Plan”) and the Agreement (including this Notice of Grant of Restricted Stock Units, the Terms and Conditions of Restricted Stock Units and any exhibits or appendices thereto), all of which are attached and made a part of this package. In particular, I acknowledge the data privacy notice provisions included in paragraph 13 of the Terms and Conditions of Restricted Stock Units.

I agree to notify the Company upon any change in my residence address indicated above.

By clicking the “ACCEPT” button, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”

If you prefer not to electronically sign or accept this Agreement, you may accept this Agreement by signing a paper copy of the Agreement and delivering it to Global Equity Plan Services Department.

Signature

Date

SALESFORCE, INC. RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

1.Grant. The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which these Terms and Conditions of Restricted Stock Units (together with the Grant Notice and attachments to each document, the “Agreement”) are attached, an Award of Restricted Stock Units upon the terms and conditions set forth in this Agreement and the Salesforce, Inc. 2014 Inducement Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.

2.Company’s Obligation to Pay. For each Restricted Stock Unit that vests, Participant will receive one Share. Unless and until the Restricted Stock Units have vested in the manner set forth in paragraphs 3 or 4, Participant will have no right to payment of such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with paragraphs 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any obligations for Tax Obligations. Payment of any vested Restricted Stock Units shall be made in whole Shares only.

3.Vesting Schedule. Except as otherwise provided in paragraph 4 of this Agreement, and subject to paragraph 6, the Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting schedule set forth in the Grant Notice, provided that Participant has continuously remained a Service Provider from the Grant Date through the relevant vesting date. Notwithstanding anything in this paragraph 3 to the contrary, and except as otherwise provided by the Administrator or as required by Applicable Law, vesting of the Restricted Stock Units shall be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical and other than military leave such that vesting shall cease on the first (1st) day of any such unpaid personal leave of absence and shall only recommence upon return to active service; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.

4.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. Subject to the provisions of this paragraph 4, if the Administrator, in its discretion, accelerates the vesting of all or a portion of any unvested Restricted Stock Units, the payment of such accelerated Restricted Stock Units shall be made as soon as practicable upon or following the accelerated vesting date; provided, however, that if Participant is subject to a Change of Control and Retention Agreement or other agreement with or authorized by the Company (or with its Parent or one of its Subsidiaries) providing for acceleration of vesting of the Restricted Stock Units, in each case entered into prior to the Grant Date, and such agreement provides different timing of payment for such accelerated Restricted Stock Units, the timing in such agreement shall control (provided that, if Participant is a U.S. taxpayer, such timing is compliant with Section 409A or results in such accelerated Restricted Stock Units being exempt from Section 409A, and subject to any delay required below by this paragraph 4; otherwise, this paragraph 4 shall control). Notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, if the Administrator, in its discretion, following the Grant Date provides for the further acceleration of vesting of any of the Restricted Stock Units subject to this Award, if Participant is a U.S. taxpayer, the payment of such accelerated Restricted Stock Units may only be made at a time or times that would result in such Restricted Stock Units to be exempt from or complying with the requirements of Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.

Notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death. It is the intent of this Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable to a U.S. taxpayer under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.Payment after Vesting. The payment of Shares vesting pursuant to this Agreement shall in all cases be made at a time or in a manner that is exempt from, or complies with, Section 409A, unless otherwise determined by the Administrator. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence. Any Restricted Stock Units that vest in accordance with paragraph 3 will be paid to Participant (or in the event of Participant’s death, to his or her estate) as soon as practicable following the date of vesting, subject to paragraph 8. Any Restricted Stock Units that vest in accordance with paragraph 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in accordance with the provisions of such paragraph, subject to paragraph 8. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Agreement.

6.Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and Participant’s right to acquire any Shares hereunder will immediately terminate. The date of Participant’s termination as a Service Provider is detailed in paragraph 11(h).

7.Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate. Any such administrator or executor must furnish the Company with
(a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8.Tax Obligations.

(a)Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participating Company employing or retaining Participant (the “Employer”), the ultimate liability for Tax Obligations is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares.

(b)Withholding of Taxes. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company or the Employer to satisfy all Tax Obligations. In this regard, Participant authorizes the Company and the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax Obligations, if any, by withholding from proceeds of the sale of

Shares acquired at vesting of the Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent. Alternatively, the Company and the Employer, or their respective agents, in their sole discretion and pursuant to such procedures as they may specify from time to time, may satisfy their withholding obligations with regard to all Tax Obligations, if any, in whole or in part (without limitation) by (i) requiring Participant to deliver cash or a check to the Company or the Employer,
(ii) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer, or (iii) reducing the number of Shares otherwise deliverable to Participant; provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold from proceeds of the sale of Shares acquired at vesting of the Restricted Stock Units, unless the use of such withholding method is inadvisable under Applicable Laws or has materially adverse accounting consequences, in which case, the withholding obligation for Tax Obligations, if any, may be satisfied by one or a combination of methods (i) and (ii) above. For avoidance of doubt, if Participant is a non-U.S. employee, payment of Tax Obligations may not be effectuated by surrender of other Shares with a Fair Market Value equal to the amount of any Tax Obligations. Further, depending on the withholding method, the Company or the Employer may withhold or account for Tax Obligations by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund from the Company of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded by the Company, Participant must seek a refund from the local tax authorities to the extent Participant wishes to recover the over-withheld amount in the form of a refund); provided, however, that where the application of such maximum rates would, in the Company’s determination, result in adverse accounting consequences to the Company, the Company shall withhold only amounts sufficient to meet the minimum statutory Tax Obligations required to be withheld or remitted with respect to the Restricted Stock Units.

9.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR

THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH ANY RIGHT OF PARTICIPANT OR OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

11.Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:
(a)the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
(b)all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
(c)Participant is voluntarily participating in the Plan;

(d)the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;
(e)unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or an Affiliate;
(f)the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long- service awards, pension or retirement or welfare benefits or similar mandatory payments;
(g)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;
(h)for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Participating Company (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether Participant may still be considered to be providing services while on a leave of absence);

(i)unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(j)the following provisions apply only if Participant is providing services outside the United States:

i.the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose;

ii.none of the Company, the Employer or any other Participating Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and

iii.no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any).

12.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant understands that there may be adverse tax consequences as a result of Participant’s participation in the Plan, including the receipt or disposition of the Shares issued as payment for the vested Restricted Stock Units. Participant acknowledges that he or she should consult with a tax, legal or financial consultant, that he or she has had the opportunity to consult with any such consultants that Participant deems advisable in connection with the receipt or disposition of the Shares, and that Participant is not relying on the Company for any tax advice.

13.Data Privacy Notice. Participant hereby acknowledges that the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and any Participating Company, is necessary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*Trade Financial Services, Inc. and its related companies (“E*TRADE”) or any stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Company, E*TRADE, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan may receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or make any other applicable data subject requests, in any case without cost, by contacting in writing his or her local human resources representative. For more information, Participant may contact his or her local human resources representative.

14.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Global Equity Plan Services Department, at Salesforce, Inc., Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, CA 94105, or at such other address as the Company may hereafter designate in writing.

15.Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant of Restricted Stock Units and the rights and privileges conferred hereby will not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until Participant has been issued the Shares. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

16.Restrictions on Sale of Securities. Any sale of the Shares issued under this Agreement will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other Applicable Laws.

17.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

18.Additional Conditions to Issuance of Certificates for Shares. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.

19.Plan Governs. This Agreement and the Restricted Stock Units granted hereunder are subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

20.Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

21.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company. To the extent Participant executes the Notice of Restricted Stock Unit Grant by electronic means, Participant should retain a copy of his or her returned electronically signed Agreement. Participant may obtain a paper copy at any time and at the Company’s expense by requesting one from Global Equity Plan Services Department (see paragraph 14 of these Terms and Conditions).

22.Language. By accepting the Award of Restricted Stock Units, Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow Participant to understand the terms of this Agreement and any other documents related to the Plan. If Participant has received this Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of translated version is different from the English version, the English version shall control.

23.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

24.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

25.Governing Law and Venue. This Agreement will be governed by, and construed in accordance with, the laws of the state of California without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

26.Modifications to the Agreement. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to amend this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this Award of Restricted Stock Units, or if necessary to comply with any applicable laws in the jurisdiction in which Participant resides and/or is rendering services.

27.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and that he or she has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

28.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.

29.Country Addendum. Notwithstanding any provisions in this Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.

30.Insider Trading and Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, Participant’s country and any stock plan service provider’s country, which may affect Participant’s ability to acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Restricted Stock Units) or rights linked to the value of Shares during such times as Participant is considered to have material non-public information or “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis), and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.

31.Foreign Asset or Account and Exchange Control Reporting. Participant’s country may have certain exchange controls and foreign asset or account reporting requirements that may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, Participant may be required to repatriate proceeds acquired as a result of participating in the Plan to his or her country through a designated bank or broker or within a certain time. Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that Participant should speak with his or her personal legal advisor for any details regarding any foreign asset or account reporting or exchange control reporting requirements in Participant’s country arising out of his or her participation in the Plan.

Salesforce, Inc. Salesforce Tower 415 Mission Street, 3rd Floor San Francisco, CA 94105
Notice of Grant of Stock Options and Terms and Conditions of Stock Options (together, with the exhibits and appendices thereto, the “Agreement”)
NAME:

ADDRESS:

AWARD NUMBER:
PLAN:    2014 Inducement Equity Incentive Plan EMPLOYEE ID:
Grant Date:
Option Type:    Stock Option
Total Shares Granted: Exercise Price/Share: Total Option Price:
Vest Commencement
Date:
Expiration Date:

Effective on the grant date indicated above (the “Grant Date”), you have been granted an option to purchase the number of shares of Salesforce, Inc. (the “Company”) common stock indicated above (the “Option”) at the exercise price per share indicated above. The Option is intended as a material inducement to your becoming an Employee.

Vesting Schedule/Expiration:

Subject to any acceleration provisions contained in the Plan, the Option will vest and remain exercisable thereafter based upon the following schedule and according to the Terms and Conditions of Stock Options attached hereto (subject to earlier termination as provided in paragraphs 2 and 3 of the Terms and Conditions of Stock Options):
1

The Option granted hereunder (including the Vesting Schedule above) is subject to the terms and conditions of any change of control, retention and/or other agreement entered into between you and the Company (whether entered into before, on or after the Grant Date).

By signifying my acceptance below (either by my electronic signature or acceptance or by my written signature), I agree that the Option is granted under and governed by the terms and conditions of the 2014 Inducement Equity Incentive Plan (the “Plan”) and the Agreement (including this Notice of Grant of Stock Options, the Terms and Conditions of Stock Options and any exhibits or appendices thereto), all of which are attached and made a part of this package. I understand that additional important terms and conditions, including regarding vesting and forfeiture, of this Option are contained in the rest of the Agreement and in the Plan. In particular, I acknowledge the data privacy notice provisions included in paragraph 12 of the Terms and Conditions of Stock Options.

I agree to notify the Company upon any change in my residence address indicated above.

By clicking the “ACCEPT” button, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”

If you prefer not to electronically sign or accept this Agreement, you may accept this Agreement by signing a paper copy of the Agreement and delivering it to Global Equity Plan Services Department.

Signature

Date
2

SALESFORCE, INC.
STOCK OPTION AGREEMENT
TERMS AND CONDITIONS OF STOCK OPTIONS

1.Grant of Option. The Company hereby grants to the individual named in the Notice of Grant (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant of Stock Options (the “Notice of Grant”), at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement and the Salesforce, Inc. 2014 Inducement Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Stock Option Agreement (the “Agreement”), which includes the Notice of Grant and Terms and Conditions of Stock Option Grant and all exhibits to the Agreement. This Option is a Nonstatutory Stock Option that is not intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.Vesting Schedule. Except as otherwise provided in paragraph 4 and subject to any acceleration provisions contained in the Plan or set forth in this Agreement, the Option awarded by this Agreement will vest and be exercisable, in whole or in part, in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Grant Date until the date such vesting occurs. Notwithstanding anything in this paragraph 2 to the contrary, and except as otherwise provided by the Administrator or as required by Applicable Laws, vesting of the Option shall be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical and other than military leave such that vesting shall cease on the first (1st) day of any such unpaid personal leave of absence and shall only recommence upon return to active service; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.

3.Termination Period.

(a)Generally. The Option will be exercisable until 5:00pm local Pacific Time on the ninetieth (90th) day after the date Participant ceases to be a Service Provider for reasons other than Cause or Participant’s death or Disability. In the event Participant ceases to be a Service Provider due to Participant’s death or Disability, the Option will be exercisable until the close of business on the one (1) year anniversary of the date Participant ceases to be a Service Provider. Participant’s status as a Service Provider shall be deemed to have terminated on account of death if Participant dies within ninety (90) days after the date Participant ceases to be a Service Provider. In the event Participant ceases to be a Service Provider due to Cause, the Option will terminate and cease to be exercisable immediately upon the date Participant ceases to be a Service Provider. For purposes of the Option, Participant’s engagement as a Service Provider will be considered terminated as of the date that Participant is no longer actively providing services to the Company or any Participating Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or engagement agreement, if any), and, unless otherwise expressly provided in this Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or Participant’s employment or engagement agreement, if any, unless Participant is providing bona fide services during such time), and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s engagement as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment or engagement agreement, if any; the Company shall have the discretion to determine when Participant is no longer actively providing services for purposes of the Option (including whether Participant may still be considered to be providing services while on a leave of absence).

(b)Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if
(i) Participant ceases to be a Service Provider for reasons other than as a result of Cause and (ii) the exercise of the Option within the applicable time periods set forth in paragraph 3(a) is prevented by the Section 27 of the Plan, the Option shall remain exercisable until the close of business of the ninetieth (90th) day after the date Participant is notified by the Company that the Option is exercisable, but in any event no later than the expiration of the term of the Option as set forth in the Notice of Grant.

(c)Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if (i) Participant ceases to be a Service Provider for reasons other than as a result of Cause and (ii) a sale within the applicable time periods set forth in paragraph 3(a) of Shares acquired upon the exercise of the Option would subject Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (x) the close of business of the tenth (10th) day following the date on which a sale of such Shares by Participant would no longer be subject to such suit or (y) the expiration of the term of such Option as set forth in the Notice of Grant.

(d)Limitations. Notwithstanding anything in Sections 3(a), (b), or (c) to the contrary, in no event may the Option be exercised after the close business on the expiration of the term of the Option as set forth in the Notice of Grant, and may be subject to earlier termination as provided in Sections 16(b) and (c) of the Plan.

4.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

5.Exercise of Option.

(a)Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

(b)Method of Exercise. This Option is exercisable in a manner and pursuant to such procedures as the Company may determine, which may include (but is not limited to) by notification to E*TRADE Financial Services, Inc. and any of its affiliated companies (“E*TRADE”), or such other stock plan service provider as may be selected by the Company in the future, or by delivery of an exercise notice to the Company, in the form attached as Exhibit B (either, the “Exercise Notice”). Any Exercise Notice must state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be accompanied by payment or instructions for payment of the aggregate Exercise Price as to all Exercised Shares. This Option will be deemed to be exercised upon receipt by the Company or any agent designated by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price (or instructions for payment thereof). This Option may not be exercised for a fraction of a Share and the Company will not issue fractional Shares upon exercise of this Option.

6.Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a)cash;

(b)check;

(c)consideration received by the Company under a formal cashless exercise program (whether through a broker, net exercise program or otherwise) adopted by the Company in connection with the Plan;

(d)if Participant is a U.S. Employee, surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company; or

(e)by such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Laws.

7.Tax Obligations.

(a)Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participating Company employing or retaining Participant (the “Employer”), the ultimate liability for Tax Obligations is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares or the proceeds from the sale of the Shares.

(b)Withholding of Taxes. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax Obligations. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax Obligations, if any, by withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent. Alternatively, the Company, or the Employer, or their respective agents, in their sole discretion and pursuant to such procedures as they may specify from time to time, may satisfy their withholding obligations with regard to all Tax Obligations, if any, in whole or in part (without limitation) by (i) requiring Participant to deliver cash or a check to the

Company or the Employer, (ii) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, or (iii) reducing the number of Shares otherwise deliverable to Participant; provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold from proceeds of the sale of Shares acquired at exercise of the Option, unless the use of such withholding method is inadvisable under Applicable Laws or has materially adverse accounting consequences, in which case, the withholding obligation for Tax Obligations, if any, may be satisfied by one or a combination of methods (i) and (ii) above. For avoidance of doubt, if Participant is a non-U.S. employee, payment of Tax Obligations may not be effectuated by surrender of other Shares with a Fair Market Value equal to the amount of any Tax Obligations. Further, depending on the withholding method, the Company or the Employer may withhold or account for Tax Obligations by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund from the Company of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded by the Company, Participant must seek a refund from the local tax authorities to the extent Participant wishes to recover the over-withheld amount in the form of a refund); provided, however, that where the application of maximum rates would, in the Company’s determination, result in adverse accounting consequences to the Company, the Company shall withhold only amounts sufficient to meet the minimum statutory Tax Obligations required to be withheld or remitted with respect to the Option.

(c)Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share Exercise Price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a Share on the Grant Date (a “Discount Option”) may be considered “deferred compensation.” For a Participant who is or becomes subject to U.S. Federal income taxation, a Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of this Option equals or exceeds the Fair Market Value of a Share on the Grant Date in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the Grant Date, Participant will be solely responsible for Participant’s costs related to such a determination, if any.

8.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL

NOT INTERFERE IN ANY WAY WITH ANY RIGHT OF PARTICIPANT OR OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:

(a)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(b)all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;

(c)Participant is voluntarily participating in the Plan;

(d)the Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(e)unless otherwise agreed with the Company, the Option and the Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or an Affiliate;

(f)the Option and Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(g)the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted;

(h)if the Shares underlying the Option do not increase in value, the Option will have no value;

(i)if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(j)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(k)the following provisions apply only if Participant is providing services outside the
United States:

(i)the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;

(ii)none of the Company, the Employer or any other Participating Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and

(iii)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Participant’s engagement as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or engagement agreement, if any).

11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant understands that there may be adverse tax consequences as a result of Participant’s participation in the Plan, including the exercise of the Option or the disposition of the Shares subject to the Option. Participant acknowledges that he or she should consult with a tax, legal or financial consultant, that he or she has had the opportunity to consult with any such consultants that Participant deems advisable in connection with the receipt or disposition of the Shares, and that Participant is not relying on the Company for any tax advice.

12.Data Privacy. Participant hereby acknowledges that the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Subsidiary or Affiliate, is necessary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*Trade Financial Services, Inc. and its related companies (“E*TRADE”) or any stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Company, E*TRADE, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan may receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or make any other applicable data subject requests, in any case without cost, by contacting in writing his or her local human resources representative. For more information, Participant may contact his or her local human resources representative.

13.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed in care of Global Equity Plan Services Department, at Salesforce, Inc., Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, CA 94105, or at such other address as the Company may hereafter designate in writing.

14.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

15.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.Additional Conditions to Issuance of Certificates for Shares. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

17.Plan Governs. This Agreement and the Option granted hereunder are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

18.Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company. To the extent Participant executes the Notice of Stock Option Grant by electronic means, Participant should retain a copy of his or her returned electronically signed Agreement. Participant may obtain a paper copy at any time and at the

Company’s expense by requesting one from Global Equity Plan Services Department (see paragraph 13 of these Terms and Conditions).

20.Language. By accepting the Option, Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow Participant to understand the terms of this Agreement and any other documents related to the Plan. If Participant has received this Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of translated version is different from the English version, the English version shall control.

21.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

22.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

23.Governing Law and Venue. This Agreement will be governed by the laws of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.

24.Modifications to the Agreement. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to amend this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option, or if necessary to comply with any applicable laws in the jurisdiction in which Participant resides and/or is rendering services.

25.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an “Option” under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time to the extent permitted by the Plan.

26.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.

27.Legends. The Company may at any time place legends referencing restrictions imposed by any Applicable Laws on all certificates representing Shares subject to the provisions of this Agreement.

28.Country Addendum. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions for Participant’s country set forth in the Country Addendum attached to this Agreement (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.

29.Insider Trading and Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, Participant’s country and any stock plan service provider’s country, which may affect Participant’s ability to acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., the Option) or rights linked to the value of Shares during such times as Participant is considered to have material non-public information or “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis), and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.

30.Foreign Asset or Account and Exchange Control Reporting. Participant’s country may have certain exchange controls and foreign asset or account reporting requirements that may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, Participant may be required to repatriate proceeds acquired as a result of participating in the Plan to his or her country through a designated bank or broker or within a certain time. Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that Participant should speak with his or her personal legal advisor for any details regarding any foreign asset or account reporting or exchange control reporting requirements in Participant’s country arising out of his or her participation in the Plan.

EXHIBIT B

SALESFORCE, INC.

2014 INDUCEMENT EQUITY INCENTIVE PLAN EXERCISE NOTICE
Salesforce, Inc.
Salesforce Tower
415 Mission Street, 3rd Floor San Francisco, CA 94105

Attention: Global Equity Plan Services Department

1.Exercise of Option. Effective as of today,           , , the undersigned (“Purchaser”) hereby elects to purchase    shares (the “Shares”) of the Common Stock of Salesforce, Inc. (the “Company”) under and pursuant to the 2014 Inducement Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated        (the “Agreement”). The purchase price for the Shares will be $    , as required by the Agreement.

2.Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any Tax Obligations (as defined in paragraph 7(a) of the Agreement) to be paid in connection with the exercise of the Option.

3.Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4.Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 16 of the Plan.

5.Restriction on Sale of Securities. Any sale of the Shares issued under this Agreement will be subject to any market black-out period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other Applicable Laws.

6.Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

7.Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

Submitted by:    Accepted by:

PURCHASER    SALESFORCE, INC.

Signature    By

Print Name    Its

Address:

Date Received